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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):   September 19, 2000

                                TELEMONDE, INC.
                                ---------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      000-28113              62-1795931
------------------------------         -----------        ----------------------
      (State or other                  (Commission            (IRS Employer
jurisdiction of incorporation)         File Number)       Identification Number)


230 Park Avenue, 10th Floor, New York, New York                         10169
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (646) 435-5645
---------------------------------------------------               --------------


                                      N/A
                                      ---
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

     Telemonde, Inc. ("Telemonde") has completed certain negotiations with the WorldCom group ("WorldCom") with respect to the rescheduling of its debt obligations to WorldCom in an amount of approximately $26.3 million arising under its agreements with Worldcom for the purchase of five units (STM-1's) of bandwidth capacity on the Gemini network.

     WorldCom has accepted 15,766,792 shares of Telemonde common stock in satisfaction of $9 million of the existing debt. The number of shares issued to WorldCom was derived by dividing $9 million by the lesser of (i) $1.05 and (ii) the 20 trading day average price of Telemonde's common stock immediately prior to the closing date. Telemonde has granted certain registration rights to WorldCom with respect to these shares. Telemonde has agreed to repay the whole of the existing balance of the debt (the "Non-Equity Debt") to WorldCom in three installments, with (i) $2 million due on September 29, 2000, (ii) $2 million due on November 30, 2000, and (iii) the balance of the Non-Equity Debt due on December 31, 2000. If Telemonde fails to pay the installment due on September 29, 2000, then Telemonde must pay WorldCom the whole of the Non-Equity Debt plus an additional $1 million, both of which shall become immediately due and payable. Without prejudice to WorldCom's right to enforce immediate payment of the aforesaid sums, if WorldCom has not been paid such sums before December 31, 2000, a further sum of $1,910,917 becomes immediately due and payable by Telemonde to WorldCom on December 31, 2000. If Telemonde fails to pay the installment due on November 30, 2000 (having met its payment obligations on September 29, 2000), the remaining balance of the Non-Equity Debt shall become immediately due and payable. Without prejudice to WorldCom's right to enforce immediate payment of the remaining balance of the Non-Equity Debt, even if Telemonde defaults and subsequently remedies its failure to pay its September 29 obligations, if WorldCom has not been paid the remaining balance of the Non-Equity Debt before December 31, 2000, a further sum of $1,910,917 becomes immediately due and payable by Telemonde to WorldCom on December 31, 2000. Finally, if Telemonde fails to pay the installment due on December 31, 2000 (having met its payment obligation on September 29, 2000) then Telemonde must pay WorldCom an additional $2,910,917 (which sum equals an interest rate of 3% above the LIBOR Rate on the total Non-Equity Debt calculated from June 30, 1999 to September 30, 2000), which shall become immediately due and payable. In addition to the foregoing, in the event Telemonde fails to have repaid the whole of the Non-Equity Debt and the aforesaid additional sums (if any) (the "Total Debt") on or before December 31, 2000, then Telemonde must issue to WorldCom by January 31, 2001, $2 million of shares of Telemonde common stock based on the closing price on the last trading day of 2000 and must provide to WorldCom by January 7, 2001 an additional pledge of shares of Telemonde common stock then valued at 150% of the then outstanding balance of the Total Debt.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits:

 4.4 Registration Rights Agreement, dated September 19, 2000, by and among Telemonde, Inc., MCI WorldCom Global Networks U.S., Inc. and MCI WorldCom Global Networks Limited

10.8 (e) Debt Conversion Agreement, dated July 25, 2000, by and among Telemonde, Inc., MCI WorldCom Global Networks U.S., Inc. and MCI WorldCom Global Networks Limited

10.8 (f) Amendment No. 2 to MCI WorldCom Global Networks U.S., Inc. Standstill Letter, dated July 25, 2000, to and accepted by Telemonde, Inc., Telemonde Networks Limited, Telemonde International Bandwidth Limited

10.8 (g) Amendment No. 3 to MCI WorldCom Global Networks U.S., Inc. Standstill Letter, dated September 19, 2000, to and accepted by Telemonde, Inc., Telemonde Networks Limited, Telemonde International Bandwidth Limited
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEMONDE, INC.

Dated:  September 21, 2000


                                       /s/ Paul E. Donofrio
                                       -----------------------
                                       Paul E. Donofrio
                                       Chief Financial Officer
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                                 Exhibit Index

Exhibit     Description
-------     -----------

 4.4 Registration Rights Agreement, dated September 19, 2000, by and among Telemonde, Inc., MCI WorldCom Global Networks U.S., Inc. and MCI WorldCom Global Networks Limited

10.8 (e) Debt Conversion Agreement, dated July 25, 2000, by and among Telemonde, Inc., MCI WorldCom Global Networks U.S., Inc. and MCI WorldCom Global Networks Limited

10.8 (f) Amendment No. 2 to MCI WorldCom Global Networks U.S., Inc. Standstill Letter, dated July 25, 2000, to and accepted by Telemonde, Inc., Telemonde Networks Limited, Telemonde International Bandwidth Limited

10.8 (g) Amendment No. 3 to MCI WorldCom Global Networks U.S., Inc. Standstill Letter, dated September 19, 2000, to and accepted by Telemonde, Inc., Telemonde Networks Limited, Telemonde International Bandwidth Limited